EXHIBIT 99.3

[MERGE FILM LOGO GOES HERE]

[ACCUIMAGE LOGO GOES HERE]



                                                              JOINT NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
                         Contact: Beth Frost-Johnson, Merge eFilm, SVP-Marketing
                                    Richard Linden, Merge eFilm, President & CEO
                                                                  (414) 977-4000


                MERGE EFILM SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                           ACCUIMAGE DIAGNOSTICS CORP.
           ACQUISITION ACCELERATES ENTRY INTO ADVANCED VISUALIZATION;
                SETS NEW STANDARD FOR RIS/PACS SOFTWARE SOLUTIONS

         MILWAUKEE, WI AND SOUTH SAN FRANCISCO, CA NOVEMBER 24, 2004 - Merge Technologies Incorporated (Nasdaq: MRGE), d.b.a. Merge eFilm, a leading global healthcare software and services company, and AccuImage Diagnostics Corp. (OTCBB: AIDP.OB), a leader in the development, marketing and support of software for advanced visualization, analysis and management of medical imaging data from medical imaging modalities, including state-of-the-art multi-slice CT and MRI, today announced the signing of a definitive agreement by which Merge eFilm will acquire AccuImage Diagnostic Corp. The all-cash transaction is valued at approximately $6 million and is expected to close first quarter of 2005, subject to satisfaction of customary closing conditions.

         "The acquisition of AccuImage is the next milestone in our strategy to deliver comprehensive clinical and business workflow solutions to our customers," said Richard Linden, Merge eFilm President and CEO. "The clinical depth and capabilities of AccuImage will strengthen the Merge eFilm FUSION RIS/PACS(TM) value proposition to both our direct and OEM/VAR customers. For imaging centers, small to medium sized hospitals and clinics, the productivity and financial advantages of a RIS/PACS solution with advanced visualization capabilities will be significant."

                                     -MORE-

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         The AccuImage software portfolio, used by radiologists and specialty physicians such as cardiologists, gastroenterologists, pulmonologists and orthopedic surgeons, brings value to its customers by reducing the time physicians need for reviewing and reporting cases, enhancing the interpretation of studies, and providing additional sources of revenue. AccuImage's advanced visualization tools released or in development include advanced 3D/4D visualization, Calcium Scoring, Virtual Colonoscopy, CT Angiography, Lung Nodule Detection, Subcutaneous Fat Measurement, and Image Stitching. Merge eFilm plans to incorporate these tools into its FUSION RIS/PACS and FUSION PACS solutions, providing the market with a unique RIS/PACS and PACS offering that includes advanced visualization capabilities.

         "The acquisition of AccuImage makes a clear statement about Merge eFilm's intent to be a leader in single-source software solutions for image and information management," said Avi Faliks, PhD, and AccuImage's Chief Executive Officer. "The Merge eFilm solutions are ideally suited for our advanced visualization applications, and their customer base will bring these clinical tools to an expanded market. Together, our solutions will accelerate our customers' productivity and improve the care of the patients they serve."

         Commenting further, Linden said, "AccuImage will create accretive value for our shareholders and an enhanced value proposition for our customers as we take full advantage of the synergies between the two companies in 2005. These advanced visualization tools, when combined with enterprise-wide accessibility to images and information offered by our PACS and RIS/PACS solutions, reinforce our strategy of delivering end-to-end clinical and business workflow solutions that accelerate our customers' productivity."

         Both organizations will demonstrate their solutions at the Radiological Society of North America (RSNA) Annual Conference next week in Chicago.

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ABOUT MERGE EFILM
Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, small- to medium-sized hospitals and clinics with a suite of RIS/PACS products that more efficiently streamline, integrate and distribute image and information workflow across the healthcare enterprise. Since 1987, Merge eFilm has leveraged its healthcare integration and connectivity experience to create workflow solutions that improve our customers' productivity and enhance the quality of care they provide. For additional information, visit WWW.MERGE-EFILM.COM

ABOUT ACCUIMAGE
AccuImage Diagnostics Corp. is a leader in the development, marketing and support of software for visualization, analysis and management of medical imaging data. AccuImage's software's primary function is to enhance physicians' interpretation of data from medical imaging modalities, such as computer tomography and magnetic resonance imaging through the application of three dimensional computer graphics and image processing technologies. For additional information, visit the AccuImage website at WWW.ACCUIMAGE.COM






Except for the historical information herein, the matters discussed in this news release include forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may involve a number of risks and uncertainties and include, without limitation, statements concerning the proposed acquisition; statements concerning the terms and timing of the acquisition; and statements concerning management's plans, objectives, strategies and assessment of market factors. Certain forward-looking statements used in this news release may include the words: believes, intends, anticipates, expects, and similar expressions . Forward-looking statements do not constitute guarantees of future performance. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.